CUMBERLAND PHARMACEUTICALS REPORTS
12% YEAR-TO-DATE REVENUE GROWTH
NASHVILLE, Tenn. (November 4, 2025) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), a specialty pharmaceutical company, announced today that its product portfolio of FDA-approved brands delivered combined net revenues of $8.3 million during the third quarter of 2025. Year-to-date revenues for the first nine months of the year totaled $30.8 million, representing an increase of 12% over the first nine months of 2024.
Cumberland ended the quarter with approximately $66 million in total assets, $40 million in liabilities and $26 million of shareholders’ equity.
“We are very pleased to add an established, FDA approved brand to our commercial portfolio,” said Cumberland Pharmaceuticals CEO A.J. Kazimi. “We are also encouraged by the continued progress with our development programs designed to address a series of unmet medical needs in orphan patient populations. As we move into the final quarter of 2025, we remain focused on our mission of working together to provide unique products that improve the quality of patient care.”

RECENT COMPANY DEVELOPMENTS INCLUDE:
New Product Added to Commercial Product Portfolio
Cumberland recently announced arrangements with RedHill Biopharma Ltd. (“RedHill”) to jointly commercialize Talicia®, marking the latest addition to its commercial product portfolio. The FDA-approved oral capsule is indicated for the treatment of Helicobacter pylori (H. pylori) infection in adults, a bacterial infection and leading risk factor for gastric cancer.
Cumberland has formed a new company with RedHill, named Talicia Holdings, Inc. RedHill has assigned all its Talicia-related assets to the new company for a 70% ownership position. Cumberland will provide $4 million in investment capital over a two-year period and receive ownership of the 30% remaining shares. Cumberland and RedHill have equal board seats and voting rights in the new company, and these arrangements will enable Cumberland to participate in the value it helps create in the brand.
Through a co-commercialization agreement, Cumberland will assume responsibility for the distribution and sale of Talicia in the U.S. Cumberland will record Talicia product sales and equally share Talicia’s net revenues. Cumberland will also provide an annual investment to cover certain distribution, marketing and sales costs, and will lead the sales promotion for Talicia by leveraging its established field national sales division.

Talicia is the only all-in-one treatment containing omeprazole, amoxicillin and rifabutin, and is now recommended as a first-line therapy in the American College of Gastroenterology (ACG) clinical guidelines. Talicia is patent protected through 2042 and received eight years of U.S. market exclusivity under its Qualified Infectious Disease Product (QIDP) designation.
International Agreements
During the third quarter, Cumberland announced the launch of Vibativ® in Saudi Arabia. The product launch follows an agreement with Tabuk Pharmaceutical Manufacturing Company to introduce Vibativ into the Middle East. The arrangement provided Tabuk exclusive rights to distribute Vibativ in Saudi Arabia and Jordan, with the option to expand into other countries in the region. Tabuk has obtained the final approvals needed to commercialize Vibativ in Saudi Arabia.
In October 2025, Cumberland’s ibuprofen injection product received regulatory approval in Mexico. The Company previously announced its partnership with PiSA Farmaceutica, a well-established Mexican pharmaceutical firm. Under the agreement, PiSA is responsible for the registration and commercialization of the product for the Mexican market, while Cumberland provides regulatory support and the product supply.
Additionally, Cumberland previously announced that its Vibativ product received approval from the regulatory authorities in China, the world’s second-largest pharmaceutical market.
Vibativ® 4-Vial Starter Pak Now Available for Vizient Providers
Cumberland recently announced the availability of the Vibativ (telavancin) 4-Vial Starter Pak through a new supply arrangement with Vizient Inc., making it accessible to their healthcare providers nationwide.
As the country’s largest provider-driven healthcare performance improvement company, Vizient serves more than 65% of the nation’s acute care providers, including 97% of academic medical centers and 35% of the non-acute market. Through this agreement, Vizient members now have access to Vibativ’s new 4-vial configuration, which supports flexible treatment initiation in both inpatient and outpatient settings for this potentially life-saving therapy.
Vibativ® Added to Premier National Group Purchasing Agreement
In October 2025, Cumberland announced that Vibativ was added to a national group purchasing agreement with Premier, Inc. The product additional allows Premier members to purchase Vibativ, in the 12-vial carton and 4-vial Starter Pak. Premier is a leading healthcare improvement company, uniting an alliance of approximately 4,350 U.S. hospitals and 325,000 other providers and organizations. With expanded access, Premier member healthcare providers now have greater flexibility in ordering Vibativ for both inpatient and outpatient settings.

Ifetroban Clinical Studies
In June 2025, breakthrough findings from Cumberland’s Phase II FIGHT DMD trial, evaluating its ifetroban product candidate in patients with Duchenne muscular dystrophy ("DMD"), were presented at the Parent Project Muscular Dystrophy Annual Conference. The findings demonstrated that high-dose ifetroban delivered a 5.4% improvement in cardiac function in patients with DMD. The presentation also included additional biomarker data indicating reduced cardiac damage, which correlated with the clinical findings. These results position ifetroban as a potential treatment for DMD cardiomyopathy – the leading cause of death in these patients and a critical unmet medical need affecting 90% of DMD patients.
The top-line FIGHT DMD study findings were also selected for a late-breaking presentation at the Muscular Dystrophy Association’s Clinical & Scientific Conference in March 2025. In June 2025, Cumberland completed the comprehensive analysis of the study results, finalized its clinical study report and submitted it to the FDA, along with a request for an end-of-Phase 2 meeting. Cumberland then began interaction with the FDA to determine the remaining development requirements.
Meanwhile, Cumberland has been evaluating its ifetroban product candidate in a Phase II clinical program in patients with Systemic Sclerosis. Enrollment in the study was completed this year, and Cumberland is monitoring the clinical sites in preparation to lock the database and begin evaluating the results.
In addition, Cumberland has a Phase II clinical study, the FIGHTING FIBROSIS™ trial, underway in patients with Idiopathic Pulmonary Fibrosis, the most common form of progressive fibrosing interstitial lung disease. Patient enrollment is now well underway in medical centers across the U.S. The study design includes both an interim safety analysis, as well as an interim efficacy analysis.

FINANCIAL RESULTS:
Net Revenue: For the third quarter of 2025, net revenues were $8.3 million and included $1.2 million for Kristalose®, $3.2 million for Sancuso®, $2.6 million for Vibativ® and $0.9 million for Caldolor®.
Year-to-date 2025 net revenues were $30.8 million. Year-to-date net revenues by product were $7.4 million for Kristalose, $8.6 million for Sancuso, $6.7 million for Vibativ and $3.8 million for Caldolor.
Operating Expenses: Total operating expenses were $10.3 million for the third quarter of 2025 and $32.3 million for the first nine months of the year.
Net Income (Loss): Year-to-date net loss was approximately $1.4 million and the third quarter net loss was approximately $1.9 million.
Adjusted Earnings: The adjusted loss for the third quarter of 2025 was $0.8 million, or $0.06 per share. Adjusted earnings for the first nine months of 2025 was $1.9 million, or $0.13 per diluted share.
Balance Sheet: On September 30, 2025, Cumberland had approximately $66 million in total assets, including $15 million in cash and cash equivalents. Liabilities totaled $40 million, including $5 million on the Company’s credit facility. Total shareholders’ equity was $26 million on September 30, 2025.

EARNINGS REPORT CALL:
A conference call will be held today, November 4, 2025, at 4:30 p.m. Eastern Time to provide a Company update and discuss the financial results.
The link to register is https://register-conf.media-server.com/register/BI93f30c40680943ef8d49bc77222ec17f.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting: https://edge.media-server.com/mmc/p/irx2ggkf.

ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on providing unique products that improve the quality of patient care. The Company develops, acquires, and commercializes products for the hospital acute care, gastroenterology and oncology market segments. The Company’s portfolio of FDA-approved brands includes:
Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;
Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections; and
Talicia® (omeprazole magnesium, amoxicillin and rifabutin) oral capsule, for the treatment of H. pylori infection.
The Company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with Duchenne Muscular Dystrophy, Systemic Sclerosis and Pulmonary Fibrosis.
For more information on Cumberland’s approved products, including full prescribing information, please visit the links to the individual product websites, which can be found on the Company’s website at www.cumberlandpharma.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.

About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and the management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other non-steroidal anti-inflammatory drugs (NSAIDs) as well as patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the FDA for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the Sancuso patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can prevent CINV for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.

About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.
About Talicia®
Approved by the FDA for the treatment of H. pylori infection in adults in November 2019, Talicia is a novel, fixed-dose, all-in-one oral capsule combination of two antibiotics (amoxicillin and rifabutin) and a proton pump inhibitor (omeprazole). Talicia received eight years of U.S. market exclusivity under its Qualified Infectious Disease Product (QIDP) designation and is also covered by U.S. patents extending patent protection through 2042 with additional patents and applications pending and granted in various territories worldwide. For more information, please visit https://www.talicia.com/.
ABOUT CUMBERLAND EMERGING TECHNOLOGIES:
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace. CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET’s Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the Company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include macroeconomic conditions, including rising interest rates and inflation, tariffs, prolonged government shutdown or budetary reductions or impasses, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the Company’s control as more fully discussed in its most recent annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC from time to time. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Emily Kent
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(540) 621-5448

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$15,196,745	$17,964,184
Accounts receivable, net	10,430,602	11,701,466
Inventories, net	2,934,723	3,999,995
Prepaid and other current assets	1,377,378	2,786,513
Total current assets	29,939,448	36,452,158
Non-current inventories	9,183,862	11,005,499
Property and equipment, net	293,375	277,365
Intangible assets, net	15,010,795	17,973,449
Goodwill	914,000	914,000
Operating lease right-of-use assets	7,570,452	6,176,923
Other assets	2,986,628	2,784,016
Total assets	$65,898,560	$75,583,410
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,832,497	$13,914,266
Operating lease current liabilities	401,445	356,508
Current portion of revolving line of credit	—	5,100,000
Other current liabilities	10,076,027	12,250,955
Total current liabilities	24,309,969	31,621,729
Revolving line of credit - long term	5,240,733	10,176,170
Operating lease non-current liabilities	4,595,768	4,939,739
Other long-term liabilities	5,951,386	6,299,795
Total liabilities	40,097,856	53,037,433
Equity:
Shareholders’ equity:
Common stock— no par value; 100,000,000 shares authorized; 14,956,627 and 13,952,624 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	51,512,221	46,821,425
Accumulated deficit	(25,392,367)	(23,967,931)
Total shareholders’ equity	26,119,854	22,853,494
Noncontrolling interests	(319,150)	(307,517)
Total equity	25,800,704	22,545,977
Total liabilities and equity	$65,898,560	$75,583,410

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net revenues	$8,292,362	$9,085,826	$30,842,780	$27,432,376
Costs and expenses:
Cost of products sold	988,760	1,323,013	4,425,863	4,609,499
Selling and marketing	4,433,831	4,397,480	12,889,458	12,800,469
Research and development	1,253,367	1,306,095	4,016,842	3,523,535
General and administrative	2,572,066	2,675,380	7,909,996	7,800,435
Amortization	1,009,598	1,078,290	3,021,412	3,288,808
Total costs and expenses	10,257,622	10,780,258	32,263,571	32,022,746
Operating loss	(1,965,260)	(1,694,432)	(1,420,791)	(4,590,370)
Interest income	131,583	69,190	384,781	227,777
Other income - insurance proceeds	—	237,089	—	237,089
Interest expense	(109,699)	(137,374)	(383,048)	(382,247)
Loss before income taxes	(1,943,376)	(1,525,527)	(1,419,058)	(4,507,751)
Income tax expense	(5,670)	(11,442)	(17,011)	(34,327)
Net loss	(1,949,046)	(1,536,969)	(1,436,069)	(4,542,078)
Net loss (income) at subsidiary attributable to noncontrolling interests	8,282	(7,112)	11,633	(33,878)
Net loss attributable to common shareholders	$(1,940,764)	$(1,544,081)	$(1,424,436)	$(4,575,956)
Loss per share attributable to common shareholders
- basic	$(0.13)	$(0.11)	$(0.10)	$(0.32)
- diluted	$(0.13)	$(0.11)	$(0.10)	$(0.32)
Weighted-average shares outstanding
- basic	14,958,534	14,052,754	14,953,944	14,089,496
- diluted	14,958,534	14,052,754	14,953,944	14,089,496

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,436,069)	$(4,542,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,103,306	3,406,166
Reduction in the carrying amount of right-of-use assets	855,553	855,553
Share-based compensation	236,160	227,083
Increase (decrease) in non-cash contingent consideration	93,229	(936,072)
Increase in cash surrender value of life insurance policies over premiums paid	(131,967)	(180,081)
Noncash interest expense	16,085	19,377
Loss on disposal of assets	—	2,691
Life insurance proceeds	—	(237,089)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	1,270,864	(1,552,449)
Inventories, net	2,448,605	1,072,295
Other current assets and other assets	818,959	1,022,718
Operating lease liabilities	(662,117)	(645,009)
Accounts payable and other current liabilities	(1,334,701)	(667,065)
Other long-term liabilities	(348,409)	(362,844)
Net cash provided by (used in) operating activities	4,929,498	(2,516,804)
Cash flows from investing activities:
Additions to property and equipment	(97,904)	(64,178)
Life insurance policy proceeds received	—	237,556
Increase in cash surrender value of life insurance policies	(47,000)	—
Net investment in manufacturing	(1,447,695)	—
Additions to intangible assets	(40,560)	(88,727)
Net cash (used in) provided by investing activities	(1,633,159)	84,651
Cash flows from financing activities:
Proceeds from ATM offering, net	5,266,334	—
Borrowings on line of credit	—	32,988,920
Payments on line of credit	(10,035,437)	(29,681,472)
Cash settlement of contingent consideration	(1,031,197)	(1,251,499)
Payments made in connection with repurchase of common shares	(263,478)	(480,666)
Net cash (used in) provided by financing activities	(6,063,778)	1,575,283
Net decrease in cash and cash equivalents	(2,767,439)	(856,870)
Cash and cash equivalents at beginning of period	17,964,184	18,321,624
Cash and cash equivalents at end of period	$15,196,745	$17,464,754

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30,		Three months ended September 30,
	2025	2025	2024	2024
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net loss attributable to common shareholders	$(1,940,764)	$(0.13)	$(1,544,081)	$(0.11)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	8,282	—	(7,112)	—
Net loss	(1,949,046)	(0.13)	(1,536,969)	(0.11)
Adjustments to net loss
Income tax expense	5,670	—	11,442	—
Depreciation and amortization	1,037,804	0.07	1,116,036	0.08
Share-based compensation (a)	81,262	0.01	76,371	0.01
Interest income	(131,583)	(0.01)	(69,190)	—
Interest expense	109,699	0.01	137,374	0.01
Adjusted earnings (loss) per share	$(846,194)	$(0.06)	$(264,936)	$(0.02)

Diluted weighted-average common shares outstanding:		14,958,534		14,052,754

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$285,184	0.02	$285,184	0.02

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Nine months ended September 30,		Nine months ended September 30,
	2025	2025	2024	2024
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net loss attributable to common shareholders	$(1,424,436)	$(0.09)	$(4,575,956)	$(0.32)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	11,633	—	(33,878)	—
Net loss	(1,436,069)	(0.09)	(4,542,078)	(0.32)
Adjustments to net loss
Income tax expense	17,011	—	34,327	—
Depreciation and amortization	3,103,306	0.20	3,406,166	0.24
Share-based compensation (a)	236,160	0.02	227,083	0.02
Interest income	(384,781)	(0.03)	(227,777)	(0.02)
Interest expense	383,048	0.03	382,247	0.03
Adjusted diluted earnings per share and adjusted loss per share	$1,918,675	$0.13	$(720,032)	$(0.05)

Diluted weighted-average common shares outstanding:		15,261,000		14,089,496

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$855,553	0.06	$855,553	0.06

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization of intangible and right-of-use assets, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.
The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): Net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense.
(a)    Represents the share-based compensation of Cumberland.
(b)    Represents the straight line reduction in carrying value of right-of-use assets.
•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.